Exhibit 10.6

AMENDMENT TO

ASSET PURCHASE AGREEMENT

THIS AMENDMENT TO ASSET PURCHASE AGREEMENT (this “Amendment”) is dated as of June 1, 2026, but effective as of December 31, 2025 (the “Effective Date”) by and among PHOENIX MOTOR, INC, a Delaware corporation (“Holdco”), PHOENIX CARS LLC., a Delaware limited liability company (“Opco” and together with Holdco, “Sellers” and each a “Seller”), and PHOENIXEV INC., a Delaware corporation (“Purchaser”).

RECITALS

A. Sellers and Purchaser are parties to that certain Asset Purchase Agreement dated as of the Effective Date (the “Purchase Agreement”), pursuant to which, among other things, Sellers sold, assigned and transferred the Acquired Assets to Purchaser on the terms and subject to the conditions set forth therein. Unless otherwise indicated, capitalized terms used but not defined herein have the respective meanings assigned to them in the Purchase Agreement.

B. As a condition to, and in connection with, the consummation of the transactions contemplated by that certain Term Loan, Security and Guaranty Agreement dated as of June 1, 2026, by and between Phoenix Motor Inc., a Delaware corporation, as “Borrower,” and the “Lender” named therein, the parties hereto wish to amend the Purchase Agreement effective on and as of the Effective Date, as provided herein.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and the mutual representations, warranties, covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree pursuant to Section 12.4(a) of the Purchase Agreement as follows:

ARTICLE I.

AMENDMENTS TO PURCHASE AGREEMENT

Section 1.1. Section 1.1 (Certain Definitions) of the Purchase Agreement.

(a) Clause (v) of the definition of “Assumed Liabilities” set forth in Section 1.1 of the Purchase Agreement is hereby amended in its entirety to read as follows:

“(v) any Warranty Liability Claim, SOLELY TO THE EXTENT ARISING FROM EXPRESS WRITTEN WARRANTIES ISSUED BY PURCHASER (OR ITS AFFILIATES) AFTER THE CLOSING DATE AND ONLY WITH RESPECT TO PRODUCTS SOLD BY PURCHASER (OR ITS AFFILIATES) AFTER THE CLOSING DATE;”

(b) The definition of “Excluded Liabilities” set forth in Section 1.1 of the Purchase Agreement is hereby amended by (i) removing the word “and” at the end of clause (viii), (ii) replacing the period (“.”) at the end of clause (ix) with “; and” and inserting the following new clauses at the end of such definition:

“(x) the Acquired Assets and the Acquired Business, with respect to all Liabilities, to the extent arising out of facts, circumstances or events first occurring prior to the Effective Time;

(xi) any Product Liability Claim arising from any sale to the extent arising out of facts, circumstances or events first occurring prior to the Closing Date;

(xii) any Warranty Liability Claim (or other warranty claim), TO THE EXTENT ARISING OUT OF WARRANTIES, WHETHER EXPRESS OR IMPLIED, NOT ISSUED BY PURCHASER (OR ANY OF ITS AFFILIATES) OR IN RESPECT OF PRODUCTS NOT SOLD BY PURCHASER (OR ANY OF ITS AFFILIATES); and

(xiii) all Liabilities related to (x) COBRA continuation coverage for Transferred Employees and their applicable dependents arising prior to or on the Closing Date.”

(c) Section 1.1 of the Purchase Agreement is hereby amended by inserting the following new definition in such Section in alphanumerical order:

“Warranty Liability Claim” means any claim, demand, action, cause of action, suit, arbitration, audit, investigation, proceeding or liability arising out of or otherwise relating to in any way or in respect of any product recall or representation, warranty, agreement or guaranty, including any warranty claim, guaranty claim, refund, return, rebate, property damage, defective material claim and/or any other similar claim (including with respect to improper performance, malfunctioning, improper design or manufacture or other defect), or any other similar claim or cause of action, whether such claim or cause of action is known or unknown or asserted or unasserted, with respect to, any product sold, supplied, marketed, stored, delivered, distributed or transported by or with respect to the Proterra Transit Business, whether before or after December 31, 2025.”

(d) Section 12.16 (No Liability; Release) of the Purchase Agreement is hereby amended by (i) replacing the title of such Section in its entirety with “No Liability for Representatives; Seller Indemnification” and (ii) deleting clauses (b), (c) and (d) of such Section (including the capitalized terms defined in such clauses) in their entirety and replacing them with the following new clauses (b), (c) and (d):

“(b) Notwithstanding anything to the contrary, Sellers shall, jointly and severally, indemnify, defend and hold harmless Purchaser and each of its subsidiaries, officers, directors, managers, employees, members, advisors, attorneys, representatives successors and assigns (together with Purchaser, the “Indemnified Parties”) from and against any and all liabilities, losses, damages, claims (including Third Party Claims (as defined below)), deficiencies, costs and expenses (including reasonable attorneys’ fees and other costs and expenses incident to any suit, action or proceeding) incurred or sustained by, or imposed upon, any Indemnified Party based upon, arising out of, with respect to or by reason of:

“(i) any inaccuracy in or breach of any of the representations or warranties of any Seller contained in this Agreement;

(ii) any breach or non-fulfillment of any covenant, agreement or obligation pursuant to this Agreement that by its terms is to be performed by any Seller after the Closing Date; and

(iii) any Excluded Liability.”

(c) Whenever a claim for indemnification shall arise for which an Indemnified Party shall be entitled to indemnification hereunder, the Indemnified Party shall notify the other party promptly upon becoming aware of such claim, and in any event within such shorter period as may be necessary for the Indemnifying Party to take appropriate action to resist such claim, provided that the failure to give such notice shall not relieve the Indemnifying Party of its obligation to indemnify the Indemnified Party except to the extent that the Indemnifying Party shall have been materially prejudiced in its ability to defend such claim. The notice provided by the Indemnified Party shall specify in reasonable detail the relevant facts known to the Indemnified Party giving rise to such claim for indemnity.

“(d) In connection with any claim giving rise to indemnity hereunder resulting from or arising out of any action by a person or entity who is not a party to this Agreement (a “Third Party Claim”), the Indemnifying Party, at its sole cost and expense and upon written notice to the Indemnified Party, as the case may be, may, upon the written consent of the Indemnified Party, assume the defense of any such action with counsel reasonably satisfactory to the Indemnified Party. If the Indemnifying Party assumes the defense of any such action, the Indemnified Party shall be entitled to participate in the defense of any such action, with its counsel and at its own cost and expense. If the Indemnifying Party does not assume the defense of any such action or does not reasonably pursue the defense of any such action, the Indemnified Party may, but shall not be obligated to, defend against such action in such manner as it may deem appropriate, including settling such action, after giving notice of it to the Indemnifying Party, on such terms as the Indemnified Party may deem appropriate, and no action taken by the Indemnified Party in accordance with such defense and settlement shall relieve the Indemnifying Party of its indemnification obligations herein provided with respect to any damages resulting therefrom. The Indemnifying Party shall not settle any action without the Indemnified Party’s prior written consent (which consent shall not be unreasonably withheld or delayed).”

ARTICLE II.

MISCELLANEOUS

Section 2.1. Full Force and Effect. This Amendment shall amend the Purchase Agreement on and as of the Effective Date, and the Purchase Agreement shall remain in full force and effect, as amended hereby, from and after the Effective Date in accordance with its terms.

Section 2.2. Entire Agreement. This Amendment constitutes the entire understanding and agreement with respect to the amendments to the Purchase Agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

Section 2.3. Counterparts. This Amendment may be executed by facsimile or electronic mail transmission and/or in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

Section 2.4. Governing Law. Section 12.2 (Governing Law) of the Purchase Agreement shall apply to this Amendment mutatis mutandis.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered on and as of the Effective Date,

SELLERS

PHOENIX MOTOR INC.,
a Delaware corporation

By:	/s/ Xiaofeng Denton Peng
Name:	Xiaofeng Denton Peng
Title:	Chairman and Chief Executive Officer

PHOENIX CARS LLC,
a Delaware limited liability company

By:	/s/ Xiaofeng Denton Peng
Name:	Xiaofeng Denton Peng
Title:	Chief Executive Officer

PURCHASER

PHOENIXEV INC.,
a Delaware corporation

By:	/s/ Xiaofeng Denton Peng
Name:	Xiaofeng Denton Peng
Title:	Chief Executive Officer

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